Exhibit 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation included in the Snyder Communications, Inc. Registration Statement on Form S-1 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP



Melville, New York
August 13, 1997